UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: August 30, 2005

Millenia Hope Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

98-0213828

(Commission file no.)	(IRS Employer Identification No.)

4055 St. Catherine St. West, Suite 151

Montreal, Quebec

H3Z 3J8

(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (514) 846-5757

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 30, 2005 the company announced that Joseph Daniele its Chief Legal Advisor has been appointed as a member of the Board of Directors.

Mr. Daniele received no salary from Millenia in 2004. His 2005 salary has not yet been finalized. Mr. Daniele is not being paid any director’s fees.

Millenia Hope Inc. announced the dismissal of its President, Dr. Margaret Bywater, effective September 1, 2005, due to differences of opinion in the strategic direction of the Company. Mr. Leonard Stella, CEO, and other officers will take over the tasks previously handled by Dr. Bywater. The Board has not named any replacement for Dr. Bywater as of September 23, 2005.

On September 13, 2005, the company issued a press release relating to the above matter.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2005

Millenia Hope Inc.

By: /s/ Leonard Stella

Name: Leonard Stella

Its: Chief Executive Officer

By: /s/ Yehuda Kops

Name: Yehuda Kops

Its: Acting Chief Financial Officer